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                                                                    EXHIBIT 23.2


              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP


The statement of net assets available for Plan benefits as of December 31, 2001 of the Comfort Systems USA, Inc. 401(k) Plan included in this Form 11-K were audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included herein, and are included herein, and incorporated by reference in the Registration Statement of Comfort Systems USA, Inc. on Form S-8 (No. 333-44356), in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. Arthur Andersen LLP has not consented to this inclusion of their report in this Form 11-K or the incorporation by reference of their report in such Registration Statements and the Comfort Systems USA, Inc 401(k) Plan has not obtained their consent to do so in reliance on Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation of their report in such Registration Statements, you will not be able to recover against Arthur Andersen LLP under such Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state material fact required to be stated therein.


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